Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE COURT ORDERED RESTATED CERTIFICATE OF “NEWPAGE HOLDINGS INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2012, AT 5:04 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

            State Of Delaware

            Secretary Of State

          Division Of Corporations

Delivered 05:17 PM 1212012012

  FILED 05:04 PM 1212012012

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWPAGE HOLDINGS INC.

NewPage Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended, the “DGCL”), hereby certifies as follows:

I. The name of the corporation is NewPage Holdings Inc. (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was med with the Secretary of State of the State of Delaware on December 5, 2012, and the Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 19, 2012.

3. This Second Amended and Restated Certificate of Incorporation of the Corporation is made and filed pursuant to the order of the United States Bankruptcy Court for the District of Delaware, dated December 14, 2012 (the “Confirmation Order”), confirming the Corporation’s Modified Fourth Amended Joint Chapter I I Plan, in In re NewPage Corporation et al., Case No.: ll-12804, under Chapter I I of Title I I of the United States Code, and in accordance with the provisions of Sections 245 and 303 of the DGCL.

4. Pursuant to Sections 242, 245 and 303 of the DGCL, this Amended and Restated Certificate of Incorporation restates the Certificate of Incorporation to read in its entirety as set forth in full on Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the following authorized officer of the Corporation this 20 day of December 2012.

NEWPAGE HOLDINGS INC.

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWPAGE HOLDINGS INC.

ARTICLE I

NAME

The name of the corporation is NewPage Holdings Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended or modified from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

Section 4.01. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 16,100,000 shares, consisting of 16,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 100,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). All or any portion of the authorized shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors of the Corporation (the “Board of Directors”) may determiner. All such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

Section 4.02. Common Stock. All issued and outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and powers. The powers, designations, preferences and other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock are as follows:

(a) Voting Rights. Each holder of Common Stock shall be entitled, with respect to each outstanding share of Common Stock held by such holder on the books of the Corporation as of the applicable record date, to one vote per share on all matters on which stockholders of the Corporation are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

(b) Dividends and Distributions. The holders of the outstanding shares of Common Stock shall, subject to the rights of the holders of Preferred Stock, be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

(c) Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall, subject to the rights of the holders of Preferred Stock, be divided among and paid ratably to the holders of the Common Stock then outstanding in proportion to the number of shares held by them.

Section 4.03. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting rights (if any) and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of authorized shares of any series of Preferred Stock subsequent to the issuance of shares of such series. In case the number of authorized shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to full adoption of the resolution originally fixing the number of shares of such series. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, without the separate vote of the holders of the Preferred Stock as a class.

Section 4.04. Legend on Certificates. For so long as the Stockholders Agreement by and among the Corporation and the other parties signatory thereto (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Stockholders Agreement”) remains in effect, each outstanding certificate, if any, representing shares of any Common Stock shall, except as otherwise provided in the Stockholders Agreement, bear the following legend (or one to substantially similar effect), together with any other endorsements that the Board of Directors deems necessary or appropriate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) WERE ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PROVIDED BY SECTION I 145 OF THE UNITED STATES BANKRUPTCY CODE. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND TO THE EXTENT THE HOLDER OF THE SECURITIES LS AN “UNDERWRITER,” AS DEFINED IN SECTION I 145(B)(1) OF THE BANKRUPTCY CODE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES IS RESTRICTED BY THE TERMS OF, AND THE HOLDER HEREOF IS SUBJECT TO CERTAIN OTHER OBLIGATIONS PURSUANT TO, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER [21], 2012, AS MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, AMONG THE CORPORATION AND HOLDERS OF ITS COMMON STOCK. THE VOTING RIGHTS OF ANY HOLDER HEREOF THAT IS A “COMPETITOR” OF THE COMPANY ARE SUBJECT TO THE LIMITATIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION. COPIES OF SUCH STOCKHOLDER AGREEMENT AND THE CERTIFICATE OF INCORPORATION ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

Section 4.05. Section 1123. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 1 I of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that this Section 4.05 (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

Section 4.06. Competitor Limitation.

(a) In the event that any Person (as defined in Section 10.06) that is a Competitor (as defined below) is or becomes the record or beneficial owner of shares of Common Stock, the Corporation shall have the alright, in its sole discretion and at any time, by notice to the record owner of such shares at such holder’s address as set forth in the stock register of the Corporation, to require that for so long as such Person (or any other Person that is a Competitor) is the record or beneficial owner of such shares, all such shares shall be voted (including, as applicable, pursuant to any stockholder action by written consent in lieu of a meeting) in the same manner as a majority of the other outstanding shares of Common Stock, in all matters with respect to which the holders of Common Stock are entitled to vote; provided, however, that (i) this provision shall not apply to any such shares that were issued to such Person (but for the avoidance of doubt shall apply to any other shares with respect to which such Person becomes the record or beneficial owner, and shall also apply to any other record or beneficial owner of such shares) as a distribution under the Corporation’s Modified Fourth Amended Joint Chapter I I Plan, dated December 12, 2012 and (ii) the Corporation by action taken by the Board of Directors shall have the right, in its sole discretion and at any time or from time to time, on a case-by-case basis with respect to any Person, to waive or refrain from exercising its rights under this provision.

(b) As used herein, “competitor” means any Person engaged (whether directly or indirectly) (i) in the business of owning or operating paper mills or producing coated paper, supercalendered paper, or specialty paper or (ii) in any other business in which the Corporation is, at any time in question, engaged and which accounts for twenty percent (20%) or more of the consolidated revenues or EBITDA of the Corporation for the twelve (12) month period ended immediately prior to such time, or any Affiliate (as defined in Section 10.06) of any such Person; provided, that no Person shall be deemed to be a Competitor solely on account of the ownership of twenty-five percent (25%) or less of (A) the outstanding shares of any class of equity securities traded on any national securities exchange and/or (B) the outstanding principal amount of any (x) loans under any credit facility of any such entity and/or (y) debt securities issued by any such entity.

ARTICLE V

CORPORATE GOVERNANCE

Section 5.01. Board of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall by fixed by, or in a manner provided in, the Bylaws of the Corporation (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Bylaws”). Elections of directors need not be by written ballot unless the Bylaws so provide.

Section 5.02. Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws, except to the extent expressly provided otherwise in the Bylaws, without the consent or vote of the stockholders of the Corporation.

ARTICLE VI

AMENDMENTS

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred herein upon stockholders of the Corporation are granted subject to this reservation.

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation is not permitted under the DGCL. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted under the DGCL, as so amended. Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, modification or repeal.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.01. General. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, and as may be set forth more fully in the Bylaws, the Corporation shall indemnify and hold harmless, and shall advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, and such right to indemnification shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. For the avoidance of doubt, nothing contained in this Article or otherwise contained in this Certificate of Incorporation or in the Bylaws shall require the Corporation to indemnify or hold harmless any person with respect to any act, omission or event that occurred prior to the date the Corporation was formed.

Section 8.02. Rights not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.03. Amendments to this Article. Any repeal or modification of this Article shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

SECTION 203 OF THE DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

CORPORATE OPPORTUNITIES

Section 10.01. Purpose. In recognition and anticipation that (a) certain holders of Common Stock may have the right to designate one or more members of the Board of Directors pursuant to the Stockholders Agreement (collectively, the “Designating Stockholders”), (b) the Designating Stockholders and their respective Affiliates (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Designating Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Section 10.02. General. None of (a) the Designating Stockholders or any of their Affiliates or (b) the Non-Employee Directors (including any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or any of their Affiliates (each Person (as denned below) that falls within such clause (a) and/or (b), an “Identified Person”) shall have any duty to refrain from directly or indirectly (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Corporation, and, to the tallest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.03. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for such Identified Person and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity or offers or directs such corporate opportunity to another Person.

Section 10.03. Opportunities in which the Company Retains an Interest. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 10.02 shall not apply to any such corporate opportunity.

Section 10.04. Opportunities that the Company is Unable to Undertake. In addition to and notwithstanding the foregoing provisions of this Article, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 10.05. Consent; Amendments to this Article. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article. Neither the alteration, amendment or repeal of this Article (or any provision thereof) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

Section 10.06. Certain Definitions. For purposes of this Article:

“Affiliate” means (a) in respect of a Designating Stockholder, any Person that, directly or indirectly, is controlled by such Designating Stockholder, controls such Designating Stockholder or is under common control with such Designating Stockholder and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

“Person” means any individual, corporation, trust, partnership, joint venture, association, joint-stock company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

ARTICLE XI

FORUM

Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

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